UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 19, 2017

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Enova International, Inc. (“Enova” or the “Company”) was held on May 19, 2017.  There were 33,488,159 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, of which 30,955,218 shares were present in person or by proxy. The stockholders elected all nine of the director nominees; approved, on an advisory basis, the Company’s named executive officers’ compensation; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

The following is a summary of the voting results for the matters voted upon by the stockholders:

Proposal No. 1 - Election of nine members of the Company’s Board of Directors for a one-year term to expire at the 2018 Annual Meeting of Stockholders

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Ellen Carnahan	14,556,492	2,292,387	3,972,918
Daniel R. Feehan	23,783,505	2,216,448	3,972,918
David A. Fisher	25,495,330	513,230	3,972,918
William M. Goodyear	14,543,132	2,305,157	3,972,918
James A. Gray	13,984,248	2,308,821	3,972,918
David C. Habiger	6,999,756	4,291,048	3,972,918
Gregg A. Kaplan	14,524,609	2,323,680	3,972,918
Mark P. McGowan	17,013,731	257,158	3,972,918
Mark A. Tebbe	14,528,192	2,319,672	3,972,918

Proposal No. 2 - Advisory vote to approve the compensation paid to the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,351,332	612,972	17,996	3,972,918

Proposal No. 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2017

Votes For	Votes Against	Abstentions
30,923,600	30,887	731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 24, 2017	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary